SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2001

National Service Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-03208

(Commission File Number)

58-03649

(IRS Employer Identification Number)

1420 Peachtree Street, N. E., Atlanta, Georgia 30309-3002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 853-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

None.

     (b)  Pro Forma Financial Information.

None.

     (c)  Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Investor Presentation, first posted by National Service Industries, Inc. (the “Registrant”) on its company website on September 6, 2001.

Item 9. Regulation FD Disclosure.

     Attached as Exhibit 99.1 and incorporated herein by reference is an investor presentation, which was first posted on the company website (www.nationalservice.com) of the Registrant on September 6, 2001.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September  6,  2001

NATIONAL SERVICE INDUSTRIES, INC.

By: /s/ Kenyon W. Murphy

Kenyon W. Murphy
Senior Vice President and General Counsel

3